                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                AMENDMENT NO. 2

                                   FORM 8-K/A

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) FEBRUARY 1, 1999



                                 ALKERMES, INC.
             (Exact name of registrant as specified in its charter)



      PENNSYLVANIA                      0-19267                 23-2472830
(State of incorporation)        (Commission File Number)       (IRS Employer
                                                             Identification No.)


                                64 SIDNEY STREET
                            CAMBRIDGE, MA 02139-4136
          (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code (617) 494-0171

This 8-K/A amends and restates in its entirety the Registrant's Current Report on Form 8-K/A dated February 1, 1999 and filed April 19, 1999.

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

              On February 1, 1999, the Registrant acquired Advanced Inhalation Research, Inc., a Delaware corporation ("AIR"), through the merger of Alkermes Acquisition Sub, Inc., a wholly owned subsidiary of the Registrant (the "Sub"), with and into AIR (the "Merger"), with AIR surviving the Merger as a wholly owned subsidiary of the Registrant. Pursuant to the Agreement and Plan of Merger by and among the Registrant, the Sub and AIR (the "Merger Agreement"), the Registrant issued approximately 3,680,500 shares of its Common Stock to the stockholders of AIR in a transaction intended to qualify as a tax-free pooling of interests. The Registrant has agreed to register all of such shares for resale under the Securities Act of 1933, as amended. An additional 119,474 shares of Common Stock were reserved for issuance upon the exercise of unvested stock options granted to employees and consultants of AIR which were assumed by the Registrant.

              The purpose of this Form 8-K/A is to file the required audited and unaudited financial statements of AIR, the audited and unaudited supplemental consolidated financial statements of the Registrant and pro forma financial statements of the Registrant with respect to the Merger.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

              (a)(1)  FINANCIAL STATEMENTS OF AIR:

                      Financial Statements of AIR and Independent Auditors' Report thereon:

                      Balance Sheet, March 31, 1998.

                      Statement of Operations for the Period from May 7, 1997 (Date of Incorporation) through March 31, 1998.

                      Statement of Stockholders' Deficiency for the Period from May 7, 1997 (Date of Incorporation) through March 31, 1998.

                      Statement of Cash Flows for the Period from May 7, 1997 (Date of Incorporation) through March 31, 1998.

                      Notes to Financial Statements.

              (a)(2)  UNAUDITED CONDENSED FINANCIAL STATEMENTS OF AIR:

                      Balance Sheets, December 31, 1998 and March 31, 1998.

                      Statements of Operations for the Nine Months Ended December 31, 1998 and the Period from May 7, 1997 (Date of Incorporation) through December 31, 1997.

                      Statements of Cash Flows for the Nine Months Ended December 31, 1998 and the Period from May 7, 1997 (Date of Incorporation) through December 31, 1997.

                      Notes to Unaudited Financial Statements.

              (a)(3) SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS OF ALKERMES, INC. AND SUBSIDIARIES:

                      Supplemental Consolidated Financial Statements of Alkermes, Inc. and Subsidiaries and Independent Auditors' Report thereon:

                      Supplemental Consolidated Balance Sheets, March 31, 1998 and 1997.

                      Supplemental Consolidated Statements of Operations for the Years Ended March 31, 1998, 1997 and 1996.

                      Supplemental Consolidated Statements of Shareholders' Equity for the Years Ended March 31, 1998, 1997 and 1996.

                      Supplemental Consolidated Statements of Cash Flows for the Years Ended March 31, 1998, 1997 and 1996.

                      Notes to Supplemental Consolidated Financial Statements.

              (a)(4) UNAUDITED SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF ALKERMES, INC. AND SUBSIDIARIES:

                      Unaudited Supplemental Condensed Consolidated Balance Sheets, December 31, 1998 and March 31, 1998.

                      Unaudited Supplemental Condensed Consolidated Statements of Operations for the Nine Months Ended December 31, 1998 and 1997.

                      Unaudited Supplemental Condensed Consolidated Statements of Cash Flows for the Nine Months Ended December 31, 1998 and 1997.

                      Notes to Unaudited Supplemental Condensed Consolidated Financial Statements.

              (b)     UNAUDITED PRO FORMA FINANCIAL INFORMATION:

                      Unaudited Pro Forma Condensed Combined Financial
                      Statements.

                      Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1998.

                      Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended December 31, 1998.

                      Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended December 31, 1997.

                      Unaudited Pro Forma Condensed Combined Statements of Operations for the Years Ended March 31, 1998, 1997 and 1996.

                      Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(c)     Exhibits.

        2.1 Form of Agreement and Plan of Merger by and among Alkermes, Inc., Alkermes Acquisition Sub, Inc. and Advanced Inhalation Research, Inc.*

        4.1 Form of Agreement with the Company's Stockholders by and among Alkermes, Inc., Advanced Inhalation Research, Inc. and the stockholders of Advanced Inhalation Research, Inc.*

        23.1    Consent of Deloitte & Touche LLP.


      * Previously filed as exhibits to the Registrant's Current Report on Form 8-K dated February 1, 1999.

INDEPENDENT AUDITORS' REPORT


Board of Directors
Advanced Inhalation Research, Inc.
Cambridge, Massachusetts

We have audited the accompanying balance sheet of Advanced Inhalation Research, Inc. as of March 31, 1998 and the related statement of operations, stockholders' deficiency, and cash flows for the period from May 7, 1997 (date of incorporation) through March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Advanced Inhalation Research, Inc. as of March 31, 1998, and the results of its operations and its cash flows for the period from May 7, 1997 (date of incorporation) through March 31, 1998 in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP


Boston, Massachusetts
April 13, 1999

ADVANCED INHALATION RESEARCH, INC.

BALANCE SHEET
MARCH 31, 1998
-------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
 Cash                                                               $   204,685
 Prepaid expenses and other current assets                                6,798
                                                                    -----------


   Total current assets                                                 211,483
                                                                    -----------
PROPERTY AND EQUIPMENT:
 Furniture, fixtures and equipment                                      549,895
 Less accumulated depreciation                                          (42,198)
                                                                    -----------
                                                                        507,697
                                                                    -----------
                                                                    $   719,180
                                                                    ===========
LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
 Accounts payable                                                   $   200,347
 Accrued expenses                                                       165,457
 Notes payable - stockholders                                           500,000
 Deferred revenue                                                        62,500
                                                                    -----------
   Total current liabilities                                            928,304
                                                                    -----------
COMMITMENTS (Note 7)

STOCKHOLDERS' DEFICIENCY:
 Series A convertible preferred stock, par value $.001 per share:
  authorized and issued, 250,000 shares (liquidation preference
  of $250,000)                                                              250
 Series AA convertible preferred stock, par value $.001 per
  share: authorized 250,000 shares; issued 125,000 shares
  (liquidation preference of $250,000)                                      125
 Common stock, par value $.001 per share: authorized,
  3,000,000 shares; issued 2,123,525 shares                               2,124
 Additional paid-in capital                                           5,406,212
 Unearned deferred compensation                                      (2,806,765)
 Accumulated deficit                                                 (2,811,070)
                                                                    -----------
   Total stockholders' deficiency                                      (209,124)
                                                                    -----------
                                                                    $   719,180
                                                                    ===========

See notes to financial statements.

ADVANCED INHALATION RESEARCH, INC.

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH MARCH 31, 1998
--------------------------------------------------------------------------------
REVENUES:
  Research and development revenue under
    collaborative arrangements                                      $    37,500
  Interest and other income                                               2,421
                                                                    -----------
    Total revenues                                                       39,921
                                                                    -----------
EXPENSES:
  Research and development                                              422,420
  General and administrative                                            324,987
  Noncash compensation and consulting expense                         2,099,557
  Interest expense                                                        4,027
                                                                    -----------
    Total expenses                                                    2,850,991
                                                                    -----------
NET LOSS                                                            $(2,811,070)
                                                                    ===========
BASIC AND DILUTED LOSS PER COMMON
  SHARE                                                             $     (1.80)
                                                                    ===========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                           1,564,946
                                                                    ===========


See notes to financial statements.

ADVANCED INHALATION RESEARCH, INC.

STATEMENT OF STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH MARCH 31, 1998
-----------------------------------------------------------------------------------------------------------------------------------
                                                          SERIES A                            SERIES AA
                                                        CONVERTIBLE                          CONVERTIBLE
                                                      PREFERRED STOCK                      PREFERRED STOCK                  COMMON
                                              -------------------------------       -----------------------------            STOCK
                                                  SHARES             AMOUNT             SHARES          AMOUNT              SHARES
                                              ---------------     -----------       ---------------   -----------          ---------
BALANCE, MAY 7, 1997 (Incorporation)                     --       $        --                --       $        --                --


  Issuance of common stock, July 29, 1997
    through March 31, 1998                               --                --                --                --         2,123,525

  Issuance of Series A convertible
    preferred stock                                 250,000               250                --                --                --

  Issuance of Series AA convertible
    preferred stock                                      --                --           125,000               125                --

  Compensation relating to issuance of
    common stock                                         --                --                --                --                --

  Amortization of compensation relating
    to issuance of common stock                          --                --                --                --                --

  Net loss for the period                                --                --                --                --                --
                                                -----------       -----------           -------       -----------         ---------
BALANCE, MARCH 31, 1998                             250,000       $       250           125,000       $       125         2,123,525
                                                ===========       ===========           =======       ===========         =========


STATEMENT OF STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH MARCH 31, 1998
-----------------------------------------------------------------------------------------------------------------------------------
                                               COMMON          ADDITIONAL         UNEARNED
                                                STOCK            PAID-IN          DEFERRED         ACCUMULATED
                                               AMOUNT            CAPITAL        COMPENSATION         DEFICIT             TOTAL
                                             -----------       -----------       -----------        -----------        -----------
BALANCE, MAY 7, 1997 (Incorporation)         $        --       $        --       $        --        $        --        $        --


  Issuance of common stock, July 29, 1997
    through March 31, 1998                         2,124               265                --                 --              2,389

  Issuance of Series A convertible
    preferred stock                                   --           249,750                --                 --            250,000

  Issuance of Series AA convertible
    preferred stock                                   --           249,875                --                 --            250,000

  Compensation relating to issuance of
    common stock                                      --         4,906,322        (4,906,322)                --                 --

  Amortization of compensation relating
    to issuance of common stock                       --                --         2,099,557                 --          2,099,557


  Net loss for the period                             --                --                --         (2,811,070)        (2,811,070)
                                             -----------       -----------       -----------        -----------        -----------
BALANCE, MARCH 31, 1998                      $     2,124       $ 5,406,212       $(2,806,765)       $(2,811,070)       $  (209,124)
                                             ===========       ===========       ===========        ===========        ===========


See notes to financial statements.

ADVANCED INHALATION RESEARCH, INC.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH MARCH 31, 1998
-------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                     $(2,811,070)
   Adjustments to reconcile net loss to net cash used by
       operating activities:
     Depreciation                                                    42,198
     Noncash compensation and consulting expense related to
         issuance of common stock                                 2,099,557
     Changes in assets and liabilities:
       Prepaid expenses and other current assets                     (6,798)
       Accounts payable                                             200,347
       Accrued expenses                                             165,457
       Deferred revenue                                              62,500
                                                                -----------

         Net cash used by operating activities                     (247,809)
                                                                -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment                             (549,895)
                                                                -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of Series A convertible
       preferred stock                                              250,000
   Proceeds from issuance of Series AA convertible
       preferred stock                                              250,000
   Proceeds from issuance of common stock                             2,389
   Proceeds from issuance of notes - stockholders                   500,000
                                                                -----------

         Net cash provided by financing activities                1,002,389
                                                                -----------

NET INCREASE IN CASH                                                204,685

CASH, BEGINNING OF PERIOD                                                --
                                                                -----------
CASH, END OF PERIOD                                             $   204,685
                                                                ===========

See notes to financial statements.

ADVANCED INHALATION RESEARCH, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH MARCH 31, 1998
-------------------------------------------------------------------------------


1.    FORMATION OF THE COMPANY

      Advanced Inhalation Research, Inc. (the "Company" or "AIR") was incorporated on May 7, 1997. AIR's focus is on the development of pharmaceutical products based on proprietary pulmonary drug delivery technologies.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES - The preparation of the Company's financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      FAIR VALUE OF FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying amounts of cash, accounts payable and accrued expenses approximate fair value because of their short-term nature. The carrying amounts of the Company's debt instruments approximate fair value.

      NET LOSS PER SHARE - Basic and diluted loss per share is computed using the weighted average number of common shares outstanding during the period. In fiscal year 1998, the effect of warrants and convertible preferred stock was antidilutive and, therefore, not included in the computation of diluted loss per share.

      RESEARCH AND DEVELOPMENT REVENUES - Research and development revenues are recorded as services are performed. Revenue earned upon the achievement of research and development milestones is recorded when achieved.

      RESEARCH AND DEVELOPMENT EXPENSES - Research and development expenses are charged to operations as incurred.

      NONCASH COMPENSATION AND CONSULTING EXPENSE - In connection with the issuance of common stock and stock options to certain employees, consultants and others, the Company has recorded a noncash charge for the difference between fair market value at the measurement date and the issuance price. The measurement date is generally the issuance date for employees, while the vesting date is generally the measurement date for consultants. The noncash charge has been recorded in the statement of operations upon issuance or over the vesting period of the common stock.

      INCOME TAXES - The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax assets and liabilities relating to the expected future tax consequences of events that have been recognized in the Company's financial statements and tax returns (see Note 5).

      PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, 3 to 7 years.

      DEFERRED REVENUE - The Company received a prepayment for research and development costs under a collaborative research project. Deferred revenue is amortized over the minimum term of the agreement using the straight-line method.

3.    STOCKHOLDERS' DEFICIENCY

      RESTRICTED STOCK PURCHASE AGREEMENTS - During fiscal year 1998 the Company issued 2,123,525 shares of its common stock to certain employees and consultants. Proceeds to the Company were approximately $2,400. Of the 2,123,525 shares issued, 2,029,725 shares were issued to key employees and consultants and were subject to restricted stock purchase agreements. The agreements state that if the consulting or employment relationship terminates within four years of issuance, the Company shall have the right, but not the obligation, to repurchase the nonvested shares from the stockholder at the share price initially paid by the stockholder. The restricted stock vests quarterly over a four-year period at different amounts for each stockholder. 377,977 shares of restricted stock had vested at March 31, 1998.

      SERIES A CONVERTIBLE PREFERRED STOCK - In July 1997, the Company issued 250,000 shares of its Series A convertible preferred stock (the "Series A Stock") at $1.00 per share and issued warrants to purchase 250,000 shares of its Series AA convertible preferred stock (the "Series AA Stock") at $2.00 per share. Net proceeds to the Company were $250,000.

      The Series A Stock is convertible at the option of the holder at any time into the Company's common stock at a conversion rate of one share of common stock for each share of Series A Stock. The Company has reserved 250,000 common shares for issuance upon conversion. The initial conversion rate is subject to an adjustment in certain events. The Company is not required to pay dividends on the Series A Stock. The holders of the Series A Stock have liquidation preference rights over the common stockholders.

      SERIES AA CONVERTIBLE PREFERRED STOCK - In November 1997, the Company issued 125,000 shares of its Series AA Stock at $2.00 per share upon the exercise of outstanding warrants. Net proceeds to the Company were $250,000.

      The Series AA Stock is convertible at the option of the holder at any time into the Company's common stock at a conversion rate of one share of common stock for each share of Series AA Stock. The Company has reserved 250,000 common shares for issuance upon conversion. The initial conversion rate is subject to an adjustment in certain events. The Company is not required to pay dividends on the Series AA Stock. The holders of the Series AA Stock have liquidation preference rights over the common stockholders.

      At March 31, 1998, the Company had 125,000 warrants outstanding to purchase Series AA Stock. Each warrant entitles the holder thereof to purchase one share of Series AA Stock at $2.00 per share, subject to adjustment. The warrants are exercisable, in whole or in part, at any time, expiring on July 31, 2002.

4.    NOTES PAYABLE - STOCKHOLDERS

      The Company has four unsecured promissory notes that total $500,000 in the aggregate payable to two holders of Series A and Series AA Stock. The notes are payable with interest, on demand, at a rate of 7% per annum.

5.    INCOME TAXES

      At March 31, 1998, the Company has approximately $283,000 of net operating loss ("NOL") carryforwards for U.S. federal income tax purposes and approximately $36,000 of research and development tax credits available to offset future federal income tax, subject to limitations for alternative minimum tax. The NOL and research and development credit carryforwards are subject to examination by the tax authorities and expire in 2013.

      The components of the net deferred income tax assets at March 31, 1998 are as follows:



      NOL carryforwards, federal and state                             $ 113,000
      Tax credit carryforwards                                            36,000
      Capitalized research and development expenses                      171,000
      Less valuation allowance                                          (320,000)
                                                                        --------
                                                                       $       -
                                                                        ========

      The valuation allowance has been provided because of the uncertainty of realizing the future benefits of the net deferred income tax assets.

 6.   RESEARCH AND DEVELOPMENT ARRANGEMENT

      The Company has entered into a collaborative agreement with a corporate partner (the "Partner") to provide research and development activities relating to the Partner's products. The Company will receive payments upon the achievement of certain milestones. Additionally, the Company may obtain the right to manufacture and supply products developed under this agreement.

7.    COMMITMENTS

      LEASE COMMITMENTS - The Company subleases certain of its offices and research laboratories under noncancelable operating leases expiring between 2001 and 2003. Total annual future minimum lease payments at March 31 are as follows:

               1999                                    $ 752,000
               2000                                      902,000
               2001                                      465,000
               2002                                      322,000
               2003                                      148,000

      Rent expense charged to operations was approximately $28,000 for the period ended March 31, 1998.

      LICENSE COMMITMENTS - The Company has entered into license agreements with certain corporations and universities that require the Company to pay annual license fees. Amounts paid under these agreements were approximately $30,000 for the period ended March 31, 1998.

8.    SUBSEQUENT EVENTS

      COMMON STOCK - Subsequent to year end the Board of Directors and stockholders of the Company approved an increase in the number of authorized shares of common stock from 3,000,000 to 3,700,000.

      SERIES B CONVERTIBLE PREFERRED STOCK - In April 1998, the Company issued 170,648 shares of its Series B convertible preferred stock (the "Series B Stock") at $5.86 per share. Net proceeds to the Company were approximately $1,000,000.

      The Series B Stock is convertible at the option of the holder at any time into the Company's common stock at a conversion rate of one share of common stock for each share of Series B Stock. The Company has reserved 170,648 common shares for issuance upon conversion. The initial conversion rate is subject to adjustment in certain events. The Company is not required to pay dividends on the Series B Stock. The holders of the Series B Stock have liquidation preference rights over the common stockholders.

      SERIES C CONVERTIBLE PREFERRED STOCK - In June 1998 and July 1998, the Company issued 184,366 shares of its Series C convertible preferred stock (the "Series C Stock") at $13.56 per share. Net proceeds to the Company were approximately $2,500,000.

      The Series C Stock is convertible at the option of the holder at any time into the Company's common stock at a conversion rate of one share of common stock for each share of Series C Stock. The Company has reserved 184,366 common shares for issuance upon conversion. The initial conversion rate is subject to adjustment in certain events. The Company is not required to pay dividends on the Series C Stock. The holders of the Series C Stock have liquidation preference rights over the common stockholders.

      SERIES D CONVERTIBLE PREFERRED STOCK - In November 1998, the Company issued 60,938 shares of its Series D convertible preferred stock (the "Series D Stock") at $32.82 per share. Net proceeds to the Company were approximately $2,000,000.

      The Series D Stock is convertible at the option of the holder at any time into the Company's common stock at a conversion rate of one share of common stock for each share of Series D Stock. The Company has reserved 60,938 common shares for issuance upon conversion. The initial conversion rate is subject to adjustment in certain events. The Company is not required to pay dividends on the Series D Stock. The holders of the Series D Stock have liquidation preference rights over the common stockholders.

      1998 EQUITY INCENTIVE PLAN - In April 1998, the Company adopted the 1998 Equity Incentive Plan (the "Plan") to attract and retain key employees and consultants of the Company. The Plan shall be administered by a Committee of the Board of Directors. All employees and consultants of the Company or any affiliate of the Company capable of contributing significantly to the successful performance of the Company is eligible to participate under the Plan. The Plan provides for stock awards in the form of incentive stock options, nonqualified stock options and restricted stock grants.

      The Plan has authorized the issuance of up to 500,000 shares of common stock for awards of stock options or restricted stock. If any award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan.

      Stock Options - The Company may grant incentive stock options under the Plan to eligible employees. The Committee shall determine the number of shares subject to each option and the exercise price therefor, which shall not be less than 100% of the fair market value of the common stock on the date of grant. The Company may also grant nonqualified stock options under the Plan, which may be granted below the fair market value of the underlying stock at the time the option is granted.

      Restricted Stock Grants - The Company may grant shares of common stock subject to forfeiture ("Restricted Stock") and determine the duration of the period during which, and the conditions under which, the shares may be forfeited to the Company. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the restricted period. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the restricted period, the Company shall deliver such certificates to the Participant.

      ACQUISITION - On February 1, 1999, the Company was acquired by Alkermes, Inc. ("Alkermes") of Cambridge, Massachusetts. Alkermes, a publicly traded life sciences company that applies the tools of biotechnology to the development of sophisticated proprietary drug delivery systems, issued 3,680,508 shares of its common stock to stockholders of the Company in a tax-free pooling of interests. An additional 120,000 shares of Alkermes common stock may be issued upon the vesting over time and exercise of currently unvested employee stock options.

      COLLABORATIVE AGREEMENTS - The Company has entered into several additional collaborative agreements with corporate partners to provide research and development activities relating to the partners' products. In connection with one of these agreements, the Company has granted certain licenses or the right to obtain certain licenses to technology developed by the Company. In return for such grants, the Company will receive certain payments upon the achievement of certain milestones and will receive royalties on sales of products developed under the terms of the agreement.

                                   * * * * * *

ADVANCED INHALATION RESEARCH, INC.
CONDENSED BALANCE SHEETS
(UNAUDITED)


ASSETS                                                    DECEMBER 31, 1998       MARCH 31, 1998
------------------------------------------------          -----------------       --------------
Current Assets:
 Cash                                                         $1,961,417             $204,685
 Short-term investments                                           39,000                   --
 Prepaid expenses and other current assets                       571,480                6,798
                                                              ----------             --------
  Total current assets                                         2,571,897              211,483
                                                              ----------             --------

Property and Equipment:
 Furniture, fixtures and equipment                             1,768,507              549,895
 Leasehold improvements                                          248,558                   --
                                                              ----------             --------
                                                               2,017,065              549,895
  Less accumulated depreciation and amortization                (220,045)             (42,198)
                                                              ----------             --------
                                                               1,797,020              507,697
                                                              ----------             --------
Other Assets                                                      25,377                   --
                                                              ----------             --------
                                                              $4,394,294             $719,180
                                                              ==========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
------------------------------------------------
Current Liabilities:
 Accounts payable and accrued expenses                       $   500,824           $  365,804
 Notes payable - stockholders                                    250,000              500,000
 Deferred revenue                                              1,118,933               62,500
                                                             -----------           ----------
  Total current liabilities                                    1,869,757              928,304
                                                             -----------           ----------


Stockholders' Equity (Deficiency):
 Preferred stock                                                     791                  375
 Common stock                                                      2,195                2,124
 Additional paid-in capital                                   32,322,253            5,406,212
 Unearned deferred compensation                              (11,081,416)          (2,806,765)
 Accumulated deficit                                         (18,719,286)          (2,811,070)
                                                             -----------           ----------
  Total stockholders' equity (deficiency)                      2,524,537             (209,124)
                                                             -----------           ----------
                                                             $ 4,394,294           $  719,180
                                                             ===========           ==========

See notes to condensed financial statements.

ADVANCED INHALATION RESEARCH, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                                             PERIOD FROM MAY 7, 1997
                                                             NINE MONTHS     (DATE OF INCORPORATION)
                                                                ENDED                THROUGH
                                                          DECEMBER 31, 1998     DECEMBER 31, 1997
                                                          -----------------  -----------------------
Revenues:
 Research and development revenue under
  collaborative arrangements                                $  1,039,167            $      --
 Interest and other income                                         6,859                1,304
                                                            ------------            ---------
                                                               1,046,026                1,304
                                                            ------------            ---------

Expenses:
  Research and development                                     2,377,754              224,622
  General and administrative                                   1,446,318               61,017
  Noncash compensation and consulting expense                 13,115,175              587,013
  Interest expense                                                14,995                   --
                                                            ------------            ---------
                                                              16,954,242              872,652
                                                            ------------            ---------

Net Loss                                                    $(15,908,216)           $(871,348)
                                                            ============            =========

Basic and diluted loss per common share                     $      (7.34)           $   (0.64)
                                                            ============            =========

Weighted average number of common shares outstanding           2,166,194            1,361,709
                                                            ============            =========


See notes to condensed financial statements.

ADVANCED INHALATION RESEARCH, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)


                                                                                       PERIOD FROM MAY 7, 1997
                                                                     NINE MONTHS       (DATE OF INCORPORATION)
                                                                        ENDED                  THROUGH
                                                                  DECEMBER 31, 1998        DECEMBER 31, 1997
                                                                  -----------------    -----------------------
Cash flows from operating activities:
 Net loss                                                           $(15,908,216)              $(871,348)
  Adjustments to reconcile net loss to net cash used by
    operating activities:
    Depreciation                                                         177,847                     208
    Noncash compensation and consulting expense related to
      issuance of common stock and options                            13,115,175                 587,013
    Changes in assets and liabilities:
      Prepaid expenses and other current assets                         (564,682)                 (8,995)
      Accounts payable and accrued expenses                              135,020                  82,657
      Deferred revenue                                                 1,056,433                      --
                                                                    ------------               ---------
        Net cash used by operating activities                         (1,988,423)               (210,465)
                                                                    ------------               ---------

Cash flows from investing activities:
 Increase in other assets                                                (25,377)                (74,655)
 Purchases of short-term investments                                     (39,000)                     --
 Additions to property and equipment                                  (1,467,170)                 (8,743)
                                                                    ------------               ---------
        Net cash used by investing activities                         (1,531,547)                (83,398)
                                                                    ------------               ---------

Cash flows from financing activities:
 Proceeds from issuance of preferred stock                             5,499,989                 500,000
 Proceeds from issuance of common stock                                   26,713                   2,094
 Payments of notes - stockholders                                       (250,000)                     --
                                                                    ------------               ---------
        Net cash provided by financing activities                      5,276,702                 502,094
                                                                    ------------               ---------

Net increase in cash                                                   1,756,732                 208,231
Cash, beginning of period                                                204,685                      --
                                                                    ------------               ---------
Cash, end of period                                                 $  1,961,417               $ 208,231
                                                                    ============               =========

See notes to condensed financial statements.

ADVANCED INHALATION RESEARCH, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NINE MONTHS ENDED DECEMBER 31, 1998 AND PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH DECEMBER 31, 1997

1.   Basis of Presentation

     Advanced Inhalation Research, Inc. (the "Company") was incorporated on May 7, 1997.

     The unaudited financial statements for the nine months ended December 31, 1998 and the period from May 7, 1997 (date of incorporation) through December 31, 1997 include all adjustments which, in the opinion of management, are necessary to present fairly the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the Company's audited financial statements for the period ended March 31, 1998.

     The results of the Company's operations for any interim period are not necessarily indicative of the results of the Company's operations for any other interim period or for a full fiscal year.

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.   Noncash Compensation and Consulting Expenses

     In connection with the issuance of common stock and stock options to certain employees, consultants, and others, the Company has recorded noncash charges for the difference between fair market value at the date of measurement date and the issuance price. The measurement date is generally the issuance date for employees, while the vesting date is generally the measurement date for consultants. A noncash charge has been recorded in the statements of operations upon issuance over the vesting period of the common stock and stock options.

INDEPENDENT AUDITORS' REPORT

The Board of Directors of Alkermes, Inc.:

We have audited the accompanying supplemental consolidated balance sheets of Alkermes, Inc. and subsidiaries as of March 31, 1998 and 1997, and the related supplemental consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of Alkermes, Inc. and Advanced Inhalation Research, Inc. on February 1, 1999, which has been accounted for as a pooling of interests as described in Notes 2 and 3 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation, however, they will become the historical consolidated financial statements of Alkermes, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, such supplemental consolidated financial statements present fairly, in all material respects, the financial position of Alkermes, Inc. and subsidiaries as of March 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1998, in conformity with generally accepted accounting principles for financial statements that are issued for a period which includes the date of consummation of the Advanced Inhalation Research, Inc. business combination.

/s/ Deloitte & Touche LLP


Boston, Massachusetts
April 13, 1999

ALKERMES, INC. AND SUBSIDIARIES

SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
MARCH 31, 1998 AND 1997


ASSETS                                                                       1998              1997
CURRENT ASSETS:
  Cash and cash equivalents                                              $   3,699,950     $   2,799,012
  Short-term investments                                                   190,556,898        82,497,939
  Prepaid expenses and other current assets                                  8,562,166         4,571,089
                                                                         -------------     -------------
           Total current assets                                            202,819,014        89,868,040
                                                                         -------------     -------------
PROPERTY, PLANT AND EQUIPMENT:
  Land                                                                         235,000           225,000
  Building                                                                   1,275,000         1,275,000
  Furniture, fixtures and equipment                                         15,332,236        11,963,945
  Leasehold improvements                                                     2,507,973         2,183,280
  Construction in progress                                                   4,275,985            90,000
                                                                         -------------     -------------
                                                                            23,626,194        15,737,225
  Less accumulated depreciation and amortization                            (9,620,769)       (7,289,446)
                                                                         -------------     -------------
                                                                            14,005,425         8,447,779
                                                                         -------------     -------------
INVESTMENTS                                                                  3,422,726         5,366,291
                                                                         -------------     -------------
OTHER ASSETS                                                                   466,712           582,732
                                                                         -------------     -------------
OTHER INVESTMENTS                                                              263,400           432,176
                                                                         -------------     -------------
                                                                         $ 220,977,277     $ 104,697,018
                                                                         =============     =============

LIABILITIES AND SHAREHOLDERS' EQUITY                                         1998              1997
 CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                  $   7,433,776     $   4,653,081
  Deferred revenue                                                           7,478,480                --
  Long-term obligations - current portion                                    4,604,533         3,547,542
                                                                         -------------     -------------
           Total current liabilities                                        19,516,789         8,200,623
                                                                         -------------     -------------
LONG-TERM OBLIGATIONS                                                       12,933,333        10,914,127
                                                                         -------------     -------------
OTHER LONG-TERM LIABILITIES                                                  2,072,212         1,430,832
                                                                         -------------     -------------
DEFERRED REVENUE                                                             5,000,000         5,000,000
                                                                         -------------     -------------
COMMITMENTS (Note 10)

SHAREHOLDERS' EQUITY:
  Capital stock, par value $.01 per share:
   authorized, 2,700,000 shares; none issued
  Convertible exchangeable preferred stock, par value $.01 per share:
    authorized and issued, 2,300,000 shares at March 31, 1998
    (liquidation preference of $115,000,000)                                    23,000                --
  Common stock, par value $.01 per share:
    authorized, 40,000,000 shares; issued, 24,027,976
    and 20,718,790 shares at March 31, 1998 and 1997, respectively             240,280           207,188
  Additional paid-in capital                                               316,592,909       198,844,191
  Deferred compensation                                                     (2,926,484)         (109,901)
  Cumulative foreign currency translation adjustments                          (10,638)          (16,869)
  Unrealized (loss) gain on marketable securities                              (37,500)           71,250
  Accumulated deficit                                                     (132,426,624)     (119,844,423)
                                                                         -------------     -------------
           Total shareholders' equity                                      181,454,943        79,151,436
                                                                         -------------     -------------
                                                                         $ 220,977,277     $ 104,697,018
                                                                         =============     =============

See notes to supplemental consolidated financial statements.

ALKERMES, INC. AND SUBSIDIARIES

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED MARCH 31, 1998, 1997 AND 1996



                                                         1998             1997             1996
REVENUES:
  Research and development revenue under
     collaborative arrangements                      $ 25,585,058     $ 15,968,317     $  2,848,510
  Research and development revenue under
     collaborative arrangement with related party              --        1,415,313       11,182,741
  Interest and other income                             5,781,511        2,443,317        1,887,275
                                                     ------------     ------------     ------------
          Total revenues                               31,366,569       19,826,947       15,918,526
                                                     ------------     ------------     ------------
EXPENSES:
  Research and development                             31,761,541       29,553,988       21,586,316
  General and administrative                            8,374,931        7,516,531        6,106,334
  Noncash compensation and consulting expense           2,183,373          173,094          179,366
  Interest expense                                      1,628,925        1,381,152        1,043,594
  Purchase of in-process research and development              --               --          750,000
                                                     ------------     ------------     ------------
          Total expenses                               43,948,770       38,624,765       29,665,610
                                                     ------------     ------------     ------------
NET LOSS                                             $(12,582,201)    $(18,797,818)    $(13,747,084)
                                                     ============     ============     ============
BASIC AND DILUTED LOSS PER COMMON
  SHARE                                              $      (0.55)    $      (1.03)    $      (0.93)
                                                     ============     ============     ============
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                            23,018,876       18,288,334       14,774,584
                                                     ============     ============     ============

See notes to supplemental consolidated financial statements.

ALKERMES, INC. AND SUBSIDIARIES

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED MARCH 31, 1998, 1997 AND 1996



                                             CONVERTIBLE EXCHANGEABLE                             ADDITIONAL
                                                 PREFERRED STOCK             COMMON STOCK          PAID-IN
                                               SHARES       AMOUNT        SHARES       AMOUNT      CAPITAL
                                              --------     --------     ----------    --------   ------------
BALANCE, APRIL 1, 1995                              --     $     --     13,571,838    $135,718   $109,149,171

  Issuance of common stock, April 1995
     through March 1996, net  of
     issuance costs of $1,281,445                   --           --      2,395,104      23,951     15,002,862

  Amortization of receivable for warrants           --           --             --          --             --

  Amortization of compensation relating to
    grant of stock options and awards made          --           --             --          --         86,990

  Cumulative foreign currency translation
     adjustments                                    --           --             --          --             --

  Unrealized gain on marketable securities          --           --             --          --             --

  Net loss for year                                 --           --             --          --             --
                                              --------     --------     ----------    --------   ------------
BALANCE, MARCH 31, 1996                             --           --     15,966,942     159,669    124,239,023

  Issuance of common stock,  April 1996
     through March 1997, net of
     issuance costs of $390,705                     --           --      4,751,848      47,519     74,605,168

  Amortization of receivable for warrants           --           --             --          --             --

  Amortization of compensation relating to
    grant of stock options and awards made          --           --             --          --             --

  Cumulative foreign currency translation
     adjustments                                    --           --             --          --             --

  Unrealized loss on marketable securities          --           --             --          --             --

  Net loss for year                                 --           --             --          --             --
                                              --------     --------     ----------    --------   ------------
BALANCE, MARCH 31, 1997                             --           --     20,718,790     207,188    198,844,191

                                               RECEIVABLE    CUMULATIVE
                                                  FOR          FOREIGN       UNREALIZED
                                              WARRANTS AND    CURRENCY     GAIN (LOSS) ON
                                                DEFERRED     TRANSLATION     MARKETABLE     ACCUMULATED
                                              COMPENSATION   ADJUSTMENTS     SECURITIES       DEFICIT           TOTAL
                                               ---------      --------       ---------     -------------     ------------
BALANCE, APRIL 1, 1995                         $(812,318)     $(10,301)      $      --     $ (87,299,521)    $ 21,162,749

  Issuance of common stock, April 1995
     through March 1996, net  of
     issuance costs of $1,281,445                     --            --              --                --       15,026,813

  Amortization of receivable for warrants        402,259            --              --                --          402,259

  Amortization of compensation relating to
    grant of stock options and awards made        92,377            --              --                --          179,367

  Cumulative foreign currency translation
     adjustments                                      --       (14,053)             --                --          (14,053)

  Unrealized gain on marketable securities            --            --         502,500                --          502,500

  Net loss for year                                   --            --              --       (13,747,084)     (13,747,084)
                                               ---------      --------       ---------     -------------     ------------
BALANCE, MARCH 31, 1996                         (317,682)      (24,354)        502,500      (101,046,605)      23,512,551

  Issuance of common stock,  April 1996
     through March 1997, net of
     issuance costs of $390,705                       --            --              --                --       74,652,687

  Amortization of receivable for warrants         34,687            --              --                --           34,687

  Amortization of compensation relating to
    grant of stock options and awards made       173,094            --              --                --          173,094

  Cumulative foreign currency translation
     adjustments                                      --         7,485              --                --            7,485

  Unrealized loss on marketable securities            --            --        (431,250)               --         (431,250)

  Net loss for year                                   --            --              --       (18,797,818)     (18,797,818)
                                               ---------      --------       ---------     -------------     ------------
BALANCE, MARCH 31, 1997                         (109,901)      (16,869)         71,250      (119,844,423)      79,151,436

                                                                     (Continued)

ALKERMES, INC. AND SUBSIDIARIES

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED MARCH 31, 1998, 1997 AND 1996


                                                         CONVERTIBLE EXCHANGEABLE                             ADDITIONAL
                                                             PREFERRED STOCK           COMMON STOCK            PAID-IN
                                                            SHARES      AMOUNT       SHARES       AMOUNT       CAPITAL
                                                           ---------    -------    ----------    --------    ------------
BALANCE, MARCH 31, 1997
  (CARRIED FORWARD)                                               --         --    20,718,790     207,188     198,844,191

  Issuance of common stock, April 1997 through
    March 1998                                                    --         --     3,309,186      33,092       2,230,210

  Issuance of convertible exchangeable
    preferred stock, March 1998, net of issuance
    costs of $441,043                                      2,300,000     23,000            --          --     110,510,956

  Compensation relating to issuance of common stock
    and stock awards made                                         --         --            --          --       5,007,552

  Amortization of compensation relating to issuance of
    common stock and grant of stock options
    and awards made                                               --         --            --          --              --

  Cumulative foreign currency translation
    adjustments                                                   --         --            --          --              --

  Unrealized loss on marketable securities                        --         --            --          --              --

  Net loss for year                                               --         --            --          --              --
                                                           ---------    -------    ----------    --------    ------------
BALANCE, MARCH 31, 1998                                    2,300,000    $23,000    24,027,976    $240,280    $316,592,909
                                                           =========    =======    ==========    ========    ============

                                                                         CUMULATIVE
                                                        RECEIVABLE FOR    FOREIGN       UNREALIZED
                                                         WARRANTS AND     CURRENCY    GAIN (LOSS) ON
                                                           DEFERRED      TRANSLATION    MARKETABLE     ACCUMULATED
                                                         COMPENSATION    ADJUSTMENTS    SECURITIES       DEFICIT          TOTAL
                                                          -----------     --------      ---------     -------------   -------------
BALANCE, MARCH 31, 1997
  (CARRIED FORWARD)                                          (109,901)     (16,869)        71,250      (119,844,423)     79,151,436

  Issuance of common stock, April 1997 through
    March 1998                                                     --           --             --                --       2,263,302

  Issuance of convertible exchangeable
    preferred stock, March 1998, net of issuance
    costs of $441,043                                              --           --             --                --     110,533,956

  Compensation relating to issuance of common stock
    and stock awards made                                  (5,007,552)          --             --                --              --

  Amortization of compensation relating to issuance of
    common stock and grant of stock options
    and awards made                                         2,190,969           --             --                --       2,190,969

  Cumulative foreign currency translation
    adjustments                                                    --        6,231             --                --           6,231

  Unrealized loss on marketable securities                         --           --       (108,750)               --        (108,750)

  Net loss for year                                                --           --             --       (12,582,201)    (12,582,201)
                                                          -----------     --------      ---------     -------------   -------------
BALANCE, MARCH 31, 1998                                   $(2,926,484)    $(10,638)     $ (37,500)    $(132,426,624)  $ 181,454,943
                                                          ===========     ========      =========     =============   =============


See notes to supplemental consolidated financial statements.         (Concluded)

ALKERMES, INC. AND SUBSIDIARIES

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 1998, 1997 AND 1996


                                                                               1998              1997            1996
                                                                           -------------     ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                 $ (12,582,201)    $(18,797,818)    $(13,747,084)
  Adjustments to reconcile net loss to net cash used by
    operating activities:
      Depreciation and amortization                                            2,601,793        2,358,843        1,770,242
      Amortization of amounts receivable for warrants and
        compensation relating to grant of stock options and awards made        2,190,969          207,781          581,626
      Adjustments to other investments                                            60,026           14,502          101,742
      Gain on sale of equipment                                                 (567,623)              --               --
      Changes in assets and liabilities:
        Prepaid expenses and other current assets                             (3,992,733)      (2,617,365)         830,500
        Accounts payable and accrued expenses                                  2,785,413        1,143,447          960,670
        Deferred revenue                                                       7,478,480               --        5,000,000
        Deferred revenue from Alkermes Clinical Partners, L.P.                        --               --       (1,585,000)
        Other long-term liabilities                                              641,380          515,591          540,406
                                                                           -------------     ------------     ------------
               Net cash used by operating activities                          (1,384,496)     (17,175,019)      (5,546,898)
                                                                           -------------     ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property, plant and equipment                                 (8,544,168)      (2,243,476)      (5,606,737)
   Disposals of equipment                                                      1,080,815               --               --
   (Purchases) maturities of short-term investments, net                    (108,058,959)     (50,568,725)     (11,665,073)
   Maturities (purchases) of long-term investments, net                        1,943,565       (3,993,502)       2,994,437
   (Increase) decrease in other assets                                           (17,320)          10,500         (209,500)
   Investment in Alkermes Clinical Partners, L.P.                                     --               --       (2,122,463)
   Repayment - loan to Alkermes Clinical Partners, L.P.                               --               --        4,735,000
                                                                           -------------     ------------     ------------
               Net cash used by investing activities                        (113,596,067)     (56,795,203)     (11,874,336)
                                                                           -------------     ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of convertible exchangeable
     preferred stock, net                                                    110,533,956               --               --
   Proceeds from issuance of common stock, net                                 2,263,302       74,652,687       15,026,813
   Proceeds from issuance of long-term debt                                    7,000,000        5,000,000        4,500,000
   Payment of long-term obligations                                           (3,923,366)      (3,338,054)      (2,733,061)
                                                                           -------------     ------------     ------------
              Net cash provided by financing activities                      115,873,892       76,314,633       16,793,752
                                                                           -------------     ------------     ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                            7,609            9,451          (13,995)
                                                                           -------------     ------------     ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                             900,938        2,353,862         (641,477)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                   2,799,012          445,150        1,086,627
                                                                           -------------     ------------     ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                     $   3,699,950     $  2,799,012     $    445,150
                                                                           =============     ============     ============
SUPPLEMENTARY INFORMATION - Interest paid                                  $     915,808     $    788,102     $    492,731
                                                                           =============     ============     ============

See notes to supplemental consolidated financial statements.

ALKERMES, INC. AND SUBSIDIARIES

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 1998, 1997 AND 1996


1.    FORMATION OF THE COMPANY

      Alkermes, Inc. (the "Company") was incorporated in July 1987 and is a leader in the development of products based on sophisticated drug delivery technologies. The Company has several areas of focus: (i) controlled, sustained release of injectable drugs lasting several days to several weeks, utilizing its ProLease(R) and Medisorb(R) technologies; (ii) the delivery of drugs into the brain past the blood-brain barrier, utilizing its Cereport(TM) technology; (iii) oral delivery of drugs using its RingCap(TM) and dose sipping technologies ("DST"); and (iv) the development of pharmaceutical products based on proprietary pulmonary drug delivery technologies utilizing its recently acquired Advanced Inhalation Research, Inc. ("AIR") technology.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION - The supplemental consolidated financial statements give retroactive effect to the merger of Alkermes, Inc. and AIR on February 1, 1999 (see Note 3), which has been accounted for as a pooling of interests. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation, however, they will become the historical consolidated financial statements of Alkermes, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

      PRINCIPLES OF CONSOLIDATION - The supplemental consolidated financial statements include the accounts of Alkermes, Inc. and its wholly owned subsidiaries, Alkermes Controlled Therapeutics, Inc. ("ACTI"), Alkermes Controlled Therapeutics Inc. II ("ACT II") (see Note 4), Alkermes Investments, Inc., Alkermes Development Corporation II ("ADC II"), Alkermes Europe, Ltd. and AIR. ADC II serves as the one percent general partner of Alkermes Clinical Partners, L.P. ("Clinical Partners"), a limited partnership engaged in a research and development project with the Company (see Note 8). ADC II's investment in Clinical Partners is accounted for under the equity method of accounting. Such carrying value was zero at March 31, 1998 (see Note 8). All significant intercompany balances and transactions have been eliminated.

      USE OF ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      FAIR VALUE OF FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying amounts of cash, cash equivalents, accounts payable and accrued expenses approximate fair value because of their short-term nature. Marketable equity securities are recorded in the consolidated financial statements at fair value. The carrying amounts of the Company's debt instruments approximate fair value.

      NET LOSS PER SHARE - Basic and diluted net loss per share are computed using the weighted average number of common shares outstanding during the period.

      On December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share." SFAS No. 128 requires companies to change the method used to compute earnings per share and to restate all prior periods for comparability. The adoption of SFAS No. 128 did not have any impact on the Company's consolidated financial statements because the Company continues to be in a net loss position and, consequently, common equivalent shares from stock options, warrants and convertible exchangeable preferred stock are excluded as their effect is antidilutive.

      RESEARCH AND DEVELOPMENT REVENUES - Research and development revenues are recorded as services are performed. Revenue earned upon the achievement of research and development milestones is recorded when achieved.

      RESEARCH AND DEVELOPMENT EXPENSES - Research and development expenses are charged to operations as incurred.

      NONCASH COMPENSATION AND CONSULTING EXPENSE - Noncash compensation and consulting expense primarily relates to equity transactions in the Company's subsidiary Advanced Inhalation Research, Inc. and has been recorded at the difference between fair market value at the measurement date and the issuance price for common stock issued and stock options granted to certain employees, consultants and others. In addition, the Company has also recorded noncash charges for stock options and stock awards granted to certain employees, consultants and others for the difference between fair market value at the measurement date and the issuance price. The measurement date is generally the issuance date for employees, while the vesting date is generally the measurement date for consultants. The noncash charge has been recorded in the statements of operations upon issuance or over the vesting period of the common stock, stock option or award.

      INCOME TAXES - The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax assets and liabilities relating to the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements and tax returns (see Note 7).

      CASH EQUIVALENTS - Cash equivalents, with purchased maturities of three months or less, consist of money market accounts, mutual funds and an overnight repurchase agreement. The repurchase agreement is fully collateralized by U.S. Government securities.

      INVESTMENTS - Debt securities that the Company has the positive intent and ability to hold to maturity are reported at amortized cost and are classified as "held-to-maturity."

      INVESTMENTS (CONTINUED) - Short-Term Investments and Investments consist of U.S. Treasury and other government securities, commercial paper and corporate notes which are classified as "held-to-maturity" and reported at amortized cost. Short-Term Investments have maturity dates within one year of the balance sheet date. Investments classified as long-term have maturity dates up to fifteen months from March 31, 1998 and include securities held as collateral. The carrying value of all Short-Term Investments and Investments, individually and in the aggregate, approximated market value at March 31, 1998 and 1997.

      Included in Other Investments is an investment in Cortex Pharmaceutical, Inc.'s common stock, which is classified as "available-for-sale" and reported at fair market value.

      PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the following estimated useful lives of the assets: buildings - 25 years; furniture, fixtures and equipment - 3 to 7 years; or, in the case of leasehold improvements and capital leases, over the lease terms - 3 to 10 years.

      DEFERRED REVENUE - SHORT-TERM - During fiscal 1998, the Company received a $10,000,000 upfront payment from ALZA Corporation ("ALZA") to fund clinical development of Cereport. This amount has been recorded as deferred revenue at March 31, 1998 and is being amortized based on actual costs incurred for the clinical development of Cereport.

      In addition, the Company received a prepayment for research and development costs under a collaborative research project. Deferred revenue is amortized over the minimum term of the agreement using the straight-line method.

      DEFERRED REVENUE - LONG-TERM - During fiscal 1996, the Company received a $5,000,000 prepayment of royalties under a collaborative agreement. This amount has been recorded as deferred revenue at March 31, 1998 and 1997 and accrues interest (included in other long-term liabilities) at a rate (6.16875% at March 31, 1998) equal to .20% above the one-year LIBOR rate.

      PURCHASED PATENTS - Purchased patents, included in other assets, are amortized on a straight-line basis over a period of five years.

      DEFERRED COMPENSATION - Deferred compensation is related to the Company's 1991 Restricted Common Stock Award Plan, compensatory stock options and common stock and is amortized over vesting periods ranging from one to five years.

      RECLASSIFICATIONS - Certain reclassifications have been made in fiscal 1997 and 1996 to conform to the presentation used in fiscal 1998.

      NEW ACCOUNTING PRONOUNCEMENTS - In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 129, "Disclosure of Information about Capital Structure." SFAS No. 129 requires companies to disclose certain pertinent information relating to their various securities outstanding. The Company has adopted SFAS No. 129 on March 31, 1998.

      NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED) - In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which require additional disclosures to be adopted during fiscal 1999. Under SFAS No. 130, the Company is required to display comprehensive income and its components as part of the Company's full set of consolidated financial statements. SFAS No. 131 requires that the Company report financial and descriptive information about its reportable operating segments. The Company is evaluating the impact on its disclosures, if any.

3.    ACQUISITION OF AIR

      On February 1, 1999 the Company acquired AIR, a private company focused on the development of pharmaceutical products based on proprietary pulmonary drug delivery technologies. The acquisition was accomplished by merging a newly formed, wholly owned subsidiary of the Company with and into AIR and has been accounted for as a pooling of interests. No adjustments to conform accounting policies of AIR were required. The Company anticipates merger costs of approximately $1,300,000 which will be charged to operations primarily in the quarter ended March 31, 1999. Pursuant to the merger agreement the Company issued 3,680,508 shares of its common stock to the stockholders of AIR in a transaction accounted for as a tax-free pooling of interests. An additional 119,474 shares of common stock were reserved for issuance upon the exercise of currently unvested stock options granted to employees and consultants of AIR which were assumed by the Company.

4.    ACQUISITION OF CERTAIN ASSETS AND TECHNOLOGY

      On March 8, 1996, ACT II acquired certain assets and technology owned or used by Medisorb Technologies International L.P., which developed injectable controlled release drug delivery technologies for the pharmaceutical industry. The assets acquired included a large-scale pharmaceutical production facility and equipment. The Company paid $4,000,000 in cash for the assets and certain drug delivery technology. A nonrecurring charge totaling $750,000 for technology purchased but not yet commercially viable was recorded by the Company at the acquisition date. This charge represents that portion of the purchase price of the acquired technology that was allocated to research and development in-process.

5.    SHAREHOLDERS' EQUITY

      RESTRICTED STOCK PURCHASE AGREEMENTS/COMMON STOCK - During fiscal year 1998, the Company's subsidiary, AIR, issued 2,401,115 shares of common stock to key employees and consultants which were subject to restricted stock purchase agreements. The agreements state that if the consulting or employment relationship terminates within four years of issuance, the Company shall have the right, but not the obligation, to repurchase the nonvested shares from the shareholder at the share price initially paid by the shareholder. The restricted stock vests quarterly over a four-year period at different amounts for each shareholder. At March 31, 1998, 447,137 shares of restricted stock had vested.

      In May 1996, the Company completed a direct public offering of 2,300,000 shares of its common stock at $10.00 per share. Net proceeds to the Company were approximately $22,900,000.

      In March 1997, the Company completed a private placement of 2,000,000 shares of its common stock at $25.00 per share. Net proceeds to the Company were approximately $49,700,000.

      PREFERRED STOCK - In March 1998, the Company completed a private placement of 2,300,000 shares of its convertible exchangeable preferred stock (the "Preferred Stock") at $50.00 per share. Net proceeds to the Company were approximately $110,500,000.

      The Preferred Stock is convertible at the option of the holder at any time, unless previously redeemed or exchanged, into the Company's common stock at an initial conversion rate of 1.6878 shares of common stock for each share of Preferred Stock. The initial conversion rate is subject to adjustment in certain events. The Company has reserved 3,881,940 common shares for issuance upon conversion.

      Dividends on the Preferred Stock will be cumulative from the date of original issue and will be payable quarterly, commencing June 1, 1998 and payable each September 1, December 1, March 1 and June 1 thereafter, at the annual rate of $3.25 per share of Preferred Stock. The Board of Directors of the Company has declared a dividend on the Preferred Stock for shareholders of record on May 12, 1998, payable June 1, 1998. Prior to March 6, 2001, the Preferred Stock is not redeemable at the option of the Company. Thereafter the Preferred Stock is redeemable at the option of the Company, in whole or in part, at declining redemption prices, together with accrued dividends. If redeemed during the 12-month period beginning March 1 (beginning March 6, 2001 and ending on February 28, 2002, in the case of the first such period) the per share redemption prices are $52.275 in 2001, $51.950 in 2002, $51.625 in 2003, $51.300 in 2004, $50.975 in
      2005, $50.650 in 2006, $50.325 in 2007 and $50 at March 1, 2008 and
      thereafter. The Preferred Stock has a liquidation preference of $50 per share, plus accrued and unpaid dividends.

      The Preferred Stock is exchangeable, in whole but not in part, at the option of the Company on any dividend payment date beginning March 1, 1999 (the "Exchange Date") for the Company's 6-1/2% Convertible Subordinated Debentures (the "Debentures") at the rate of $50 principal amount of Debentures for each share of Preferred Stock. The Debentures, if issued, will mature on the tenth anniversary of the Exchange Date. The Debentures, if issued, will contain conversion and optional redemption provisions substantially identical to those of the Preferred Stock.

6.    LONG-TERM OBLIGATIONS

      Long-term obligations at March 31 consist of:

                                                                    1998           1997
      Notes payable to a bank bearing interest at fixed rates
        (7.69%-8.58%), payable in monthly installments,
        maturing 2001 through 2003                               $10,533,333    $ 6,436,903

      Note payable to a bank bearing interest at a fixed rate
        (7.96%), payable in quarterly installments
        of $375,000, maturing in 2000                              3,000,000      4,500,000

      Note payable to a corporate partner bearing interest at
        the prime rate (8.50% at March 31, 1998), maturing in
        2000                                                       3,500,000      3,500,000

      Notes payable - stockholders bearing interest at 7%,
        payable on demand                                            500,000             --

      Other                                                            4,533         24,766
                                                                 -----------    -----------
                                                                  17,537,866     14,461,669

      Less current portion                                         4,604,533      3,547,542
                                                                 -----------    -----------
                                                                 $12,933,333    $10,914,127
                                                                 ===========    ===========

      The first bank loan is secured by a building and real property pursuant to a mortgage and certain of the Company's equipment pursuant to security agreements. The loan is also secured by cash collateral (included in long-term investments at March 31, 1998) having a minimum market value of the lesser of $1,000,000 or the outstanding principal amount of the loan. Under the terms of the loan agreement, the Company is required to maintain a minimum unencumbered balance of cash and permitted investments and a minimum ratio of unencumbered cash and permitted investments to indebtedness.

      The second bank loan agreement requires the Company to maintain a minimum net worth, a maximum ratio of total liabilities to net worth, a minimum current ratio and a minimum unencumbered balance of cash and permitted investments. Upon the breach of any of these financial covenants or the occurrence of any other event of default under the loan agreement, the Company would be required to deposit an amount equal to the then outstanding principal balance of the loan plus three months' interest into a restricted account at the bank. Under the terms of the loan agreement, the bank would have the right to liquidate such account and apply the proceeds to repayment of the loan if the Company's unencumbered cash and investment balance falls below $5,000,000.

      In January 1995, the Company borrowed $3,500,000 from a corporate partner. The principal amount of the loan, together with interest, is payable in the Company's common stock or cash, at the Company's option.

      At March 31, 1998, the maturities of the long-term obligations are as follows:

                                                                   NOTES PAYABLE
                                                                     AND OTHER
      1999                                                         $ 4,604,533
      2000                                                           7,600,000
      2001                                                           2,525,000
      2002                                                           1,883,333
      2003                                                             925,000
                                                                   -----------
                                                                   $17,537,866
                                                                   ===========

7.    INCOME TAXES

      At March 31, 1998, the Company has approximately $62,558,000 of net operating loss ("NOL") carryforwards for U.S. federal income tax purposes and approximately $5,417,000 of research and development tax credits available to offset future federal income tax, subject to limitations for alternative minimum tax. The NOL and research and development credit carryforwards are subject to examination by the tax authorities and expire in various years from 2002 through 2013.

      The components of the net deferred income tax assets at March 31 are as follows:

                                                      1998                1997
       Acquired technology                        $    884,000        $    884,000
       Capitalized research and development
         expenses, net of amortization              13,471,000          14,535,000
       NOL carryforwards, federal and state         24,525,000          21,495,000
       Tax credit carryforwards                      6,961,000           4,840,000
       Alkermes Europe NOL carryforward              3,030,000           2,152,000
       Other                                         1,064,000           1,070,000
       Less valuation allowance                    (49,935,000)        (44,976,000)
                                                  ------------        ------------
                                                  $        -          $        -
                                                  ============        ============

      The valuation allowance has been provided because of the uncertainty of realizing the future benefits of the net deferred income tax assets. The valuation allowance increased by $10,816,000 from March 31, 1996 to March 31, 1997.

      The ACTI NOL carryforwards and ACTI research and development credit carryforwards of approximately $4,780,000 and $790,000, respectively, acquired from Enzytech, Inc. are only available to offset future taxable income of ACTI.

8.    RELATED-PARTY TRANSACTIONS

      On April 10, 1992, the Company and Clinical Partners, a limited partnership of which ADC II is the general partner, sold in a private placement (i) 920 Class A units, each unit (a "Class A Unit") consisting of one Class A limited partnership interest in Clinical Partners, a 1992 warrant (a "Class A 1992 Warrant") to purchase 2,800 shares of the Company's common stock and a 1995 warrant (a "Class A 1995 Warrant") to purchase 300 shares of the Company's common stock; and (ii) one Class B unit (the "Class B Unit"), consisting of one Class B limited partnership interest in Clinical Partners, a 1992 warrant (the "Class B 1992 Warrant") to purchase 5,600 shares of the Company's common stock and a 1995 warrant (the "Class B 1995 Warrant") to purchase 600 shares of the Company's common stock. The purchase price was $50,000 for each Class A Unit and $100,000 for the Class B Unit.

      The Company completed an exchange offer on January 27, 1995 with respect to the warrants issued in 1992 in connection with the formation of Clinical Partners. Pursuant to the exchange offer, Class A limited partners had the option to exchange both their Class A 1992 Warrants and Class A 1995 Warrants for a new 1994 Class A Warrant to purchase, at $5.00 per share, and during the period beginning on April 1, 1995 and ending on March 31, 2000, 1,700 shares of the Company's common stock for every 3,100 shares of common stock issuable upon exercise of the Class A 1992 Warrant and Class A 1995 Warrant exchanged therefor. The Class B limited partner had the option to exchange both the Class B 1992 and Class B 1995 Warrants for a new 1994 Class B Warrant to purchase 3,400 shares of the Company's common stock at $5.00 per share. The 1994 Class B Warrant is exercisable during the same period as the 1994 Class A Warrants.

      The net proceeds of the offering were used primarily to fund the further development and clinical testing of a family of molecules designated by the Company as Receptor-Mediated Permeabilizers(TM) ("RMPs"(TM)) for human pharmaceutical use in the United States and Canada. Proprietary RMP(TM) molecules developed by the Company may enhance the passage of small drug molecules from the bloodstream into the brain. Pursuant to the Product Development Agreement entered into in March 1992, the Company licensed to Clinical Partners certain of its technology relating to RMPs. Research and development of RMPs is being conducted by the Company for Clinical Partners pursuant to the Product Development Agreement. The Company was reimbursed by Clinical Partners for its actual costs incurred in conducting such research and development and also received a management fee of 10% of such costs. Such funding ended during the quarter ended June 30, 1996. None of the partners of Clinical Partners is obligated to make any further capital contributions. Since the funding was not sufficient to complete clinical trials and seek regulatory approval of Cereport (formerly known as RMP-7), Alkermes has used its own resources, and intends to continue to use its own resources, to develop Cereport. Alkermes has obtained and intends to continue to obtain such resources through equity offerings, bank borrowings and collaborative arrangements. The Company is required to fund the development of Cereport to maintain its Purchase Option, as defined below, with the limited partners.

      Clinical Partners has granted the Company an exclusive interim license to manufacture and market RMPs for human pharmaceutical use in the United States and Canada. Upon the first marketing approval of an RMP product by the United States Food and Drug Administration, the Company is obligated to make a payment (approximately $8,300,000) to Clinical Partners equal to 20% of the aggregate capital contributions of all partners (the "milestone payment"). Additionally, the Company will make royalty payments to Clinical Partners equal to 12% of United States and Canadian revenues and 10% of European revenues, in certain circumstances, from any sales of RMPs by the Company. The interim license will terminate if the Company does not exercise the Purchase Option.

      The 1992 Warrants, the 1995 Warrants (collectively, the "Class A Warrants"), the Class B 1992 Warrant and the Class B 1995 Warrant (collectively, the "Class B Warrants") were issued by the Company in consideration of the grant by each limited partner to the Company of an option to purchase (the "Purchase Option"), under certain circumstances, the limited partnership interests in Clinical Partners held by such limited partner. Upon exercise of such Purchase Option, each Class A limited partner will be entitled to receive an initial payment, at the Company's option, of $40,000 in cash or approximately $42,100 in the Company's common stock, as well as certain additional payments (which are subject to certain limitations) based on the Company's net revenues from sales of RMPs in the United States, Canada and Europe as follows:

      - 12% of net revenues to the Company on sales of RMPs in the United States and Canada and 10% of net revenues to the Company on sales of RMPs in Europe, until each Class A limited partner has received an aggregate of $400,000 per interest from the initial payment and the royalty stream; thereafter,

      - 9% of net revenues to the Company on sales of RMPs in the United States, Canada and Europe, until each Class A limited partner has received an aggregate of $500,000 per interest from the initial payment and the royalty stream; and thereafter,

      - 4% of net revenues to the Company on sales of RMPs in the United States, Canada and Europe.

      Royalties on sales of RMPs in Europe will be payable only to the extent necessary to pay projected distributions in any year. If royalties on sales of RMPs in the United States and Canada in any year equal or exceed the projected distributions for such year, no royalties on European sales will be paid in that year.

      At March 31, 1998, warrants to purchase shares of the Company's common stock were outstanding as follows:

                                                                 EXERCISE
              NUMBER OF COMMON                                    PRICE
            SHARES ISSUABLE UPON           EXPIRATION              PER
            EXERCISE OF WARRANTS              DATE                SHARE
                 147,000                   July 31, 1999         $ 20.03
                 908,100                  March 31, 2000            5.00
                  15,150                  April 14, 2000            3.54
               ---------
               1,070,250
               =========


9.    RESEARCH AND DEVELOPMENT ARRANGEMENTS

      The Company has entered into several collaborative agreements with corporate partners (the "Partners") to provide research and development activities relating to the partners' products. In connection with these agreements, the Company has granted certain licenses or the right to obtain certain licenses to technology developed by the Company. In return for such grants, the Company will receive certain payments upon the achievement of certain milestones and will receive royalties on sales of products developed under the terms of the agreements. In addition to research and development funding, during fiscal 1998 the Company received $200,000, representing a milestone payment under one of these agreements. Additionally, the Company may obtain the right to manufacture and supply products developed under certain of these agreements.

      During fiscal 1998 and 1997, research and development revenue under collaborative arrangements from Genentech, Inc. ("Genentech") amounted to 30% and 27%, and Janssen Pharmaceutica International amounted to 27% and 41%, respectively, of total revenues. During fiscal 1996, research and development revenue under collaborative arrangement with Schering-Plough Corporation amounted to 11% of total revenues.

10.   COMMITMENTS

      LEASE COMMITMENTS - The Company leases certain of its offices and research laboratories under operating leases with initial terms of three to ten years expiring between 2001 and 2008. Several of the leases contain provisions for extensions for up to ten years. Total annual future minimum lease payments are as follows:

        1999                                            $ 3,327,000
        2000                                              3,496,000
        2001                                              2,480,000
        2002                                              1,561,000
        2003                                                449,000
        Thereafter                                        1,677,000

      Rent expense charged to operations was approximately $3,618,000, $3,342,000 and $2,439,000 for the years ended March 31, 1998, 1997 and
      1996, respectively.

      Additionally, a U.S. Treasury Bill with a total principal amount of $250,000 is being held by a bank in the Company's name as a security deposit on the leases and, accordingly, has been classified as a long-term investment at March 31, 1998.

      LICENSE AND ROYALTY COMMITMENTS - The Company has entered into license agreements with certain corporations and universities which require the Company to pay annual license fees and royalties based on a percentage of revenues from sales of certain products and royalties from sublicenses granted by the Company. Amounts paid under these agreements were approximately $112,000, $92,000 and $127,000 for the years ended March 31, 1998, 1997 and 1996, respectively.

11.   STOCK OPTIONS AND AWARDS

      The Company's Stock Option Plans (the "Plans") include the Amended and Restated 1989 Non-Qualified Stock Option Plan (the "1989 Plan"), Amended and Restated 1990 Omnibus Stock Option Plan, as amended (the "1990 Plan") and the 1992 Non-Qualified Stock Option Plan (the "1992 Plan") which provide for the granting of stock options to employees, officers and directors of, and consultants to, the Company. In addition, the Stock Option Plan for Non-Employee Directors (the "Director Plan") provides for the granting of stock options to nonemployee directors of the Company. Nonqualified options to purchase up to 225,000 shares of the Company's common stock may be granted under the 1989 Plan, nonqualified and incentive options to purchase up to 2,500,000 shares of the Company's common stock may be granted under the 1990 Plan, nonqualified options to purchase up to 1,000,000 shares of the Company's common stock may be granted under the 1992 Plan and nonqualified options to purchase up to 150,000 shares of the Company's common stock may be granted under the Director Plan. Unless sooner terminated, the 1989 Plan will terminate on July 18, 1999, the 1990 Plan will terminate on September 19, 2000, the 1992 Plan will terminate on November 11, 2002 and the Director Plan will terminate on March 18, 2006.

      The Compensation Committee of the Board of Directors administers the 1989 Plan, the 1990 Plan and the 1992 Plan and determines who is to receive options and the exercise price and terms of such options. The Compensation Committee has delegated its authority to the Compensation Sub-Committee to make grants and awards under the Plans to "officers." The Board of Directors administers the Director Plan. The option exercise price of stock options granted under the 1989 Plan, the 1990 Plan and the Director Plan may not be less than 100% of the fair market value of the common stock on the date of grant. Under the terms of the 1992 Plan, the option exercise price may be below the fair market value, but not below par value, of the underlying stock at the time the option is granted.

      The 1989 Plan, the 1990 Plan and the 1992 Plan also provide that the Compensation Committee may grant Limited Stock Appreciation Rights ("LSARs") with respect to all or any portion of the shares covered by stock options granted to directors and executive officers. LSARs may be granted with the grant of a nonqualified stock option or at any time during the term of such option but may only be granted with the grant of an incentive stock option. The grant of LSARs will not be effective until six months after their date of grant. Upon the occurrence of certain triggering events, the options with respect to which LSARs have been granted shall become immediately exercisable and the persons who have received LSARs will automatically receive a cash payment in lieu of shares. Through March 31, 1998, LSARs have been granted under the 1990 Plan with respect to options to purchase 425,750 shares.

      The Company has also adopted the 1991 Restricted Common Stock Award Plan (the "Award Plan"). The Award Plan provides for the award to certain eligible employees, officers and directors of, and consultants to, the Company of up to a maximum of 250,000 shares of common stock. The Award Plan is administered by the Compensation Committee. Awards generally vest over five years. Through March 31, 1998, 1997 and 1996, an aggregate of 81,250, 77,000 and 77,000 shares of common stock, respectively, have been awarded under the Award Plan, of which 2,400, 2,400 and 13,200 shares, respectively, ceased to be subject to forfeiture and were issued during the years ended March 31, 1998, 1997 and 1996. In addition, 1,800, zero and 5,000 shares were canceled during the years ended March 31, 1998, 1997 and 1996, respectively. The Award Plan will terminate on November 15, 2001, unless sooner terminated by the Board of Directors.

      The Company has reserved a total of 2,940,804 shares of common stock for issuance under the five plans.

      The Company has elected to continue to follow Accounting Principles Board ("APB") No. 25 for accounting for its employee stock options. Under APB No. 25, no compensation expense is recognized with respect to the grant of any stock options in which the exercise price of the Company's employee stock options equals the fair market price of the underlying stock on the date the option is granted.

      Pro forma information regarding net loss and basic and diluted loss per common share in fiscal 1998, 1997 and 1996 has been determined as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123. The resulting effect on pro forma net loss and basic and diluted loss per common share disclosed below for fiscal 1998, 1997 and 1996 is not likely to be representative of the effects on net loss and basic and diluted loss per common share on a pro forma basis in future years, because fiscal 1996, 1997 and 1998 pro forma results include the impact of only one, two and three years, respectively, of grants and related vesting. The fair value of options was estimated at the date of grant using the Black-Scholes option valuation model with the following weighted average assumptions: risk-free interest rates ranging from 5.56% - 5.90% for fiscal 1998, 6.60% - 6.84% for fiscal 1997 and
      5.96% - 6.17% for fiscal 1996; dividend yields of 0% in fiscal 1998, 1997 and 1996; volatility factors of the expected market price of the Company's common stock of 65% in fiscal 1998, 67% in fiscal 1997 and 65% in fiscal 1996; and a weighted average expected life of 2.5 years in fiscal 1998, 1997 and 1996. Using the Black-Scholes option valuation model, the weighted average fair value of options granted in fiscal 1998, 1997 and 1996 was $10.39, $8.00 and $2.96, respectively.

      For purposes of pro forma disclosures, the estimated fair value of options is amortized to pro forma expense over the vesting period of the option. Pro forma information for the years ended March 31 is as follows:

                                                                             1998               1997               1996
      Net loss - as reported                                           $ (12,582,201)     $ (18,797,818)     $ (13,747,084)
      Net loss - pro forma                                               (15,112,287)       (19,971,317)       (13,972,561)
      Basic and diluted loss per common share - as reported                    (0.55)             (1.03)             (0.93)
      Basic and diluted loss per common share - pro forma                      (0.66)             (1.09)             (0.95)

      A summary of option activity under the 1989, 1990, 1992 and Director Plans is as follows:

                                                                  EXERCISE       WEIGHTED
                                                   NUMBER          PRICE          AVERAGE
                                                     OF             PER          EXERCISE
                                                   SHARES          SHARE          PRICE
      Balance, April 1, 1995                     1,457,293    $ 0.56 - $14.875    $ 3.09

        Granted                                    445,450      2.81 -   10.31      5.73
        Exercised                                  (60,199)     0.56 -    3.69      1.63
        Canceled                                  (106,540)     1.00 -    9.13      3.80
                                                ----------    ----------------    ------

      Balance, March 31, 1996                    1,736,004      0.56 -  14.875      3.78

        Granted                                    449,650      9.31 -   28.75     14.53
        Exercised                                 (142,575)     0.56 -  14.875      3.43
        Canceled                                   (70,670)     1.00 -   14.88      4.90
                                                ----------    ----------------    ------

      Balance, March 31, 1997                    1,972,409      0.56 -   28.75      6.22

        Granted                                    487,800     12.81 -   26.94     17.33
        Exercised                                 (183,648)     0.56 -   14.75      5.02
        Canceled                                  (153,613)     2.13 -   28.75     13.58
                                                ----------    ----------------    ------

      Balance, March 31, 1998                    2,122,948    $ 0.56 - $ 27.69    $ 8.34
                                                ==========    ================    ======

      Options granted generally vest over four years, except options granted under the Director Plan which vest after six months.

      The following table summarizes information concerning outstanding and exercisable options at March 31, 1998:

                                      OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                            ---------------------------------------    ------------------------
                                            WEIGHTED
                                            AVERAGE
                                            REMAINING     WEIGHTED                    WEIGHTED
                                           CONTRACTUAL     AVERAGE                     AVERAGE
             RANGE OF         NUMBER          LIFE        EXERCISE       NUMBER       EXERCISE
         EXERCISE PRICES    OUTSTANDING    (IN YEARS)       PRICE      EXERCISABLE      PRICE
        $  0.56 - $ 3.69       900,748        5.68         $ 2.70         780,301      $ 2.62
           3.75 -  15.75       764,025        7.68           9.61         368,937        7.84
          15.88 -  27.69       458,175        9.43          17.31          19,376       16.64
        ----------------     ---------        ----         ------       ---------      ------
        $  0.56 - $27.69     2,122,948        7.21         $ 8.34       1,168,614      $ 4.50
        ================     =========        ====         ======       =========      ======

      For certain common stock issued, stock options granted and awards made, the Company recognizes, as compensation expense, the excess of the intrinsic value for accounting purposes of the common stock issued in excess of the issuance price, the common stock issuable upon exercise of such stock options over the aggregate exercise price thereof and, in connection with stock awards, the fair market value of the Company's common stock on the date of the award. This compensation expense is amortized ratably over the vesting period of each stock option and stock award or upon issuance in connection with common stock. For the years ended March 31, 1998, 1997 and 1996, compensation expense of $2,183,373, $173,094 and $179,366, respectively, was recorded and will aggregate a maximum of $2,926,484 over the remaining terms of such stock options granted and stock awards made.

12.   SUBSEQUENT EVENTS

      ALZA AGREEMENT - In April 1998, Alkermes entered into an exclusive license agreement with ALZA, a pharmaceutical and drug delivery company, for two of ALZA's oral drug delivery technologies: RingCap and DST. The assets acquired included equipment to be used in the development of the technologies. A nonrecurring charge of approximately $3.2 million for technology licensed but not yet commercially viable was recorded by the Company at the acquisition date. This charge represents that portion of the acquisition price of the acquired technology that was allocated to research and development in-process.

      1998 EQUITY INCENTIVE PLAN - During 1999, the Company adopted the AIR 1998 Equity Incentive Plan (the "AIR Plan") to attract and retain key employees and consultants of the Company. The AIR Plan is administered by a Committee of the Board of Directors. All employees and consultants of the Company or any affiliate of the Company capable of contributing significantly to the successful performance of the Company is eligible to participate under the AIR Plan. The AIR Plan provides for stock awards in the form of nonqualified stock options and restricted stock grants.

      The AIR Plan has authorized the issuance of up to 591,487 shares of common stock for awards of stock options or restricted stock. If any award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the AIR Plan.

      Stock Options - The Company may grant nonqualified stock options under the AIR Plan, which may be granted below the fair market value of the underlying stock at the time the option is granted.

      Restricted Stock Grants - The Company may grant shares of common stock subject to forfeiture ("Restricted Stock") and determine the duration of the period during which, and the conditions under which, the shares may be forfeited to the Company. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the restricted period. Any certificates issued with respect to shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company's transfer agent. At the expiration of the restricted period, the Company's transfer agent shall deliver such certificates to the Participant.

      LONG-TERM OBLIGATIONS - In September 1998, the Company amended its loan agreement with a bank to increase the principal amount available thereunder up to a total of $20,000,000 and to grant a security interest in certain building, equipment and leasehold improvements as security for the entire principal of, and interest on, the loan. The additional principal amount of $9,000,000 made available under the first tranche ("Tranche A") of the loan is payable over five years in equal quarterly installments of $500,000 which will commence June 30, 1999. The additional principal amount of $11,000,000 made available under the second tranche ("Tranche B") of the loan is payable over five years in equal quarterly installments of $275,000 and a balloon payment of $6,325,000 due on September 30, 2003. The principal payments of Tranche B will commence June 30, 1999. The loans bear interest at a fixed rate of interest ranging from 6.97% - 7.03%. The Company drew down the total of $20,000,000 during September 1998 to March 1999.

      GENENTECH AGREEMENT - In April 1999, the Company entered into an agreement with Genentech to expand their collaboration for Nutropin Depot, an injectable sustained release formulation of Genentech's human growth hormone based on Alkermes' ProLease drug delivery system. Under the agreement, the companies will conduct expanded development activities, including clinical trials in an additional indication, process and formulation development, and manufacturing. The terms of the collaboration include the purchase by Genentech of $35 million of newly issued redeemable convertible exchangeable preferred stock of the Company (the "1999 Preferred Stock") with a conversion price of at least $45 per share. The agreement includes potential milestone payments to the Company of approximately $40 million.

      The 1999 Preferred Stock will be junior to the Company's outstanding $115 million of convertible exchangeable preferred stock that was issued by the Company in March 1998. Dividends on the 1999 Preferred Stock will be paid at a floating three-month LIBOR rate. The Company has the option to redeem the 1999 Preferred Stock in cash or in common stock at any time.

                                   * * * * * *

ALKERMES, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

ASSETS                                                    DECEMBER 31, 1998     MARCH 31, 1998
                                                          -----------------     --------------
Current Assets:
  Cash and cash equivalents                                 $  18,077,165        $   3,699,950
  Short-term investments                                      154,914,378          190,556,898
  Prepaid expenses and other current assets                     7,708,505            8,562,166
                                                            -------------        -------------
     Total current assets                                     180,700,048          202,819,014
                                                            -------------        -------------

Property and Equipment:
  Land                                                            235,000              235,000
  Building                                                      3,576,297            1,275,000
  Furniture, fixtures and equipment                            30,003,789           15,332,236
  Leasehold improvements                                       11,933,921            2,507,973
  Construction in progress                                             --            4,275,985
                                                            -------------        -------------
                                                               45,749,007           23,626,194
  Less accumulated depreciation and amortization              (13,040,811)          (9,620,769)
                                                            -------------        -------------
                                                               32,708,196           14,005,425
                                                            -------------        -------------
Investments                                                     8,409,943            3,422,726
                                                            -------------        -------------
Other Assets                                                    2,997,367              466,712
                                                            -------------        -------------
Other Investments                                                  99,300              263,400
                                                            -------------        -------------
                                                            $ 224,914,854        $ 220,977,277
                                                            =============        =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses                     $   5,821,144        $   7,433,776
  Deferred revenue                                              9,932,594            7,478,480
  Long-term obligations-current portion                         6,544,991            4,604,533
                                                            -------------        -------------
     Total current liabilities                                 22,298,729           19,516,789
                                                            -------------        -------------
Long-Term Obligations                                          31,873,264           12,933,333
                                                            -------------        -------------
Other Long-Term Liabilities                                     1,550,582            2,072,212
                                                            -------------        -------------
Deferred Revenue                                                       --            5,000,000
                                                            -------------        -------------
Shareholders' Equity:
  Convertible exchangeable preferred stock                         23,000               23,000
  Common stock                                                    248,506              240,280
  Additional paid-in capital                                  344,014,581          316,592,909
  Unearned deferred compensation                              (11,258,334)          (2,926,484)
  Cumulative foreign currency translation adjustments             (19,903)             (10,638)
  Unrealized loss on marketable securities                             --              (37,500)
  Accumulated deficit                                        (163,815,571)        (132,426,624)
                                                            -------------        -------------
     Total shareholders' equity                               169,192,279          181,454,943
                                                            -------------        -------------
                                                            $ 224,914,854        $ 220,977,277
                                                            =============        =============

See notes to supplemental condensed consolidated financial statements.

ALKERMES, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                           NINE MONTHS         NINE MONTHS
                                                              ENDED               ENDED
                                                        DECEMBER 31, 1998   DECEMBER 31, 1997
                                                        -----------------   -----------------
Revenues:
  Research and development revenue under
    collaborative arrangements                             $ 29,456,873       $ 18,550,227
  Interest and other income                                   7,565,141          3,620,740
                                                           ------------       ------------
                                                             37,022,014         22,170,967
                                                           ------------       ------------

Expenses:
  Research and development                                   34,804,385         23,081,851
  General and administrative                                 10,044,549          6,072,324
  Noncash compensation and consulting expense                13,207,893            642,060
  Interest expense                                            1,547,331          1,242,106
  Acquisition of in-process research and development          3,221,253                 --
                                                           ------------       ------------
                                                             62,825,411         31,038,341
                                                           ------------       ------------

Net Loss                                                    (25,803,397)        (8,867,374)

Preferred stock dividends                                    (5,585,550)                --

                                                           ------------       ------------
Net loss attributable to common shareholders               $(31,388,947)      $ (8,867,374)
                                                           ============       ============

Basic and diluted loss per common share                    $      (1.28)      $      (0.39)
                                                           ============       ============

Weighted average number of common shares outstanding         24,610,918         22,639,446
                                                           ============       ============

See notes to supplemental condensed consolidated financial statements.

ALKERMES, INC. AND SUBSIDIARIES
SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

                                                                                    NINE MONTHS         NINE MONTHS
                                                                                       ENDED               ENDED
                                                                                 DECEMBER 31, 1998   DECEMBER 31, 1997
                                                                                 -----------------   -----------------
Cash flows from operating activities:
    Net loss                                                                       $(25,803,397)       $ (8,867,374)
    Adjustments to reconcile net loss to net cash used by
     operating activities:
         Depreciation and amortization                                                3,521,793           2,178,301
         Noncash compensation and consulting expense related to
              issuance of common stock and options and awards made                   13,207,893             642,060
         Loss on sale of equipment                                                           --               8,527
         Adjustments to other investments                                               201,600              60,026
         Changes in assets and liabilities:
              Prepaid expenses and other current assets                                 854,109          (1,277,643)
              Accounts payable and accrued expenses                                  (1,612,891)           (566,246)
              Deferred revenue                                                        2,454,114           7,699,416
              Other long-term liabilities                                               461,662             490,668
                                                                                   ------------        ------------
                   Net cash (used by) provided by operating activities               (6,715,117)            367,735
                                                                                   ------------        ------------

Cash flows from investing activities:
    Additions to property and equipment                                             (22,118,725)         (5,271,657)
    Maturities of short-term investments, net                                        35,681,520           7,017,243
    Purchases of long-term investments, net                                          (5,026,217)         (1,032,406)
    Increase in other assets                                                         (2,634,825)            (91,975)
                                                                                   ------------        ------------
                   Net cash provided by investing activities                          5,901,753             621,205
                                                                                   ------------        ------------

Cash flows from financing activities:
    Proceeds from issuance of common stock, net                                       5,890,155           1,337,123
    Proceeds from issuance of long-term debt                                         18,026,630           2,500,000
    Payment of preferred stock dividends                                             (5,585,550)                 --
    Payment of long-term obligations                                                 (3,129,532)         (3,094,433)
                                                                                   ------------        ------------
                   Net cash provided by financing activities                         15,201,703             742,690
                                                                                   ------------        ------------

Effect of exchange rate changes on cash                                                 (11,124)              3,471
                                                                                   ------------        ------------

Net increase in cash and cash equivalents                                            14,377,215           1,735,101
Cash and cash equivalents, beginning of period                                        3,699,950           2,799,012
                                                                                   ------------        ------------
Cash and cash equivalents, end of period                                           $ 18,077,165        $  4,534,113
                                                                                   ============        ============

Supplementary information:
    Interest paid                                                                  $  1,018,955        $    702,600
                                                                                   ============        ============
    Deferred revenue and accrued interest converted to long-term obligations       $  5,983,292        $         --
                                                                                   ============        ============

See notes to supplemental condensed consolidated financial statements.

ALKERMES, INC. AND SUBSIDIARIES

NOTES TO SUPPLEMENTAL UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1997

1.    Basis of Presentation

The supplemental condensed consolidated financial statements for the nine months ended December 31, 1998 and December 31, 1997 are unaudited and include all adjustments which, in the opinion of management, are necessary to present fairly the results of operations for the periods then ended. All such adjustments are of a normal recurring nature. The supplemental consolidated financial statements give retroactive effect to the merger of Alkermes, Inc. and Advanced Inhalation Research, Inc. ("AIR") on February 1, 1999, which has been accounted for as a pooling of interests. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These unaudited supplemental consolidated financial statements do not extend through the date of consummation, however, they will become the historical financial statements of Alkermes, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued. These financial statements should be read in conjunction with the Company's audited supplemental consolidated financial statements, included herein, for the year ended March 31, 1998, which includes supplemental consolidated financial statements and notes thereto for the years ended March 31, 1998, 1997 and 1996. Certain reclassifications have been made in 1997 to conform to the presentation used in 1998. In addition, the supplemental financial statements include the accounts of Alkermes Controlled Therapeutics, Inc., Alkermes Controlled Therapeutics Inc. II, Alkermes Investments, Inc., Alkermes Europe Ltd., Alkermes Development Corporation II and AIR, wholly owned subsidiaries of the Company.

The results of the Company's operations for any interim period are not necessarily indicative of the results of the Company's operations for any other interim period or for a full fiscal year.

The preparation of the Company's financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.    New Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which the Company adopted on April 1, 1998. SFAS No. 130 requires companies to display comprehensive income and its components as part of the Company's full set of consolidated financial statements. Comprehensive income is comprised of net income and other comprehensive income. The measurement and presentation of net loss will not change. Other comprehensive income includes certain changes in equity of the Company that are excluded from the net loss. Specifically, SFAS No. 130 requires unrealized holding gains and losses on the Company's available-for-sale securities and cumulative foreign currency translation adjustments, which are currently reported separately in shareholders' equity, to be included in other comprehensive income.

Comprehensive income (loss) for the nine months ended December 31, 1998 and 1997 is as follows:

                                                          Nine Months         Nine Months
                                                             Ended               Ended
                                                       December 31, 1998   December 31, 1997
                                                       -----------------   -----------------
Net loss                                                 $(25,803,397)       $( 8,867,374)
Cumulative foreign currency translation adjustments            (9,265)              2,392
Carrying value adjustments                                    103,050                  --
Unrealized loss on marketable securities                      (65,550)           (146,250)
                                                         ------------        ------------
Comprehensive loss                                       $(25,775,162)       $( 9,011,232)
                                                         ============        ============

The accumulated other comprehensive income (loss) is as follows:

Balance March 31, 1998                                  $(48,138)
Change for the nine months ended December 31, 1998        28,235
                                                        --------
Balance December 31, 1998                               $(19,903)
                                                        ========

SFAS No. 131 requires that the Company report financial and descriptive information about its reportable operating segments. The Company is evaluating the impact on its disclosures, if any.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The following unaudited pro forma condensed combined financial statements give effect to the merger using the pooling-of-interests method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. These unaudited pro forma condensed combined financial statements have been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto of Alkermes, which are included in Alkermes' Annual Report on Form 10-K for the year ended March 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998 and AIR's audited financial statements for the period ended March 31, 1998 and the unaudited financial statements for the nine months ended December 31, 1998 included herein.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the merger been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the merged companies.

The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on December 31, 1998 and combines the unaudited balance sheets of Alkermes and AIR at December 31, 1998. The unaudited condensed combined statements of operations give effect to the merger as if it had occurred at the beginning of the earliest period presented, combining the results of Alkermes and AIR for each year in the three year period ended March 31, 1998, and for the nine month periods ended December 31, 1998 and 1997.

Merger Related Expenses

As a result of the merger, Alkermes anticipates a pretax charge of approximately $1.3 million for direct merger related transaction costs. These costs consist primarily of professional and registration fees and have been reflected as an adjustment to the unaudited pro forma condensed combined balance sheet at December 31, 1998. These costs have been excluded from the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 1998 due to their nonrecurring nature.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 1998

                                                                                                PRO FORMA
                                                           HISTORICAL       HISTORICAL           POOLING       PRO FORMA
ASSETS                                                      ALKERMES           AIR             ADJUSTMENTS      COMBINED
                                                         -------------     ------------      ---------------  -------------
Current Assets:
  Cash and cash equivalents                              $  16,115,748     $  1,961,417        $        --    $  18,077,165
  Short-term investments                                   154,875,378           39,000                 --      154,914,378
  Prepaid expenses and other current assets                  7,137,025          571,480                 --        7,708,505
                                                         -------------     ------------        -----------    -------------
     Total current assets                                  178,128,151        2,571,897                 --      180,700,048
                                                         -------------     ------------        -----------    -------------

Property, Plant and Equipment:
  Land                                                         235,000               --                 --          235,000
  Building                                                   3,576,297               --                 --        3,576,297
  Furniture, fixtures and equipment                         28,235,282        1,768,507                 --       30,003,789
  Leasehold improvements                                    11,685,363          248,558                 --       11,933,921
                                                         -------------     ------------        -----------    -------------
                                                            43,731,942        2,017,065                 --       45,749,007
     Less accumulated depreciation and amortization        (12,820,766)        (220,045)                --      (13,040,811)
                                                         -------------     ------------        -----------    -------------
                                                            30,911,176        1,797,020                 --       32,708,196
                                                         -------------     ------------        -----------    -------------
Investments                                                  8,409,943               --                 --        8,409,943
                                                         -------------     ------------        -----------    -------------
Other Assets                                                 2,971,990           25,377                 --        2,997,367
                                                         -------------     ------------        -----------    -------------
Other Investments                                               99,300               --                 --           99,300
                                                         -------------     ------------        -----------    -------------
                                                         $ 220,520,560     $  4,394,294        $        --    $ 224,914,854
                                                         =============     ============        ===========    =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses                  $   5,320,320     $    500,824        $ 1,300,000    $   7,121,144
  Deferred revenue                                           8,813,661        1,118,933                 --        9,932,594
  Long-term obligations - current portion                    6,294,991          250,000                 --        6,544,991
                                                         -------------     ------------        -----------    -------------
     Total current liabilities                              20,428,972        1,869,757          1,300,000       23,598,729
                                                         -------------     ------------        -----------    -------------
Long-Term Obligations                                       31,873,264               --                 --       31,873,264
                                                         -------------     ------------        -----------    -------------
Other Long-Term Liabilities                                  1,550,582               --                 --        1,550,582
                                                         -------------     ------------        -----------    -------------

Shareholders' Equity:
  Preferred stock                                               23,000              791                 --           23,791
  Common stock                                                 211,701            2,195                 --          213,896
  Additional paid-in capital                               311,726,147       32,322,253                 --      344,048,400
  Other                                                       (196,821)     (11,081,416)                --      (11,278,237)
  Accumulated deficit                                     (145,096,285)     (18,719,286)        (1,300,000)    (165,115,571)
                                                         -------------     ------------        -----------    -------------
     Total shareholders' equity                            166,667,742        2,524,537         (1,300,000)     167,892,279
                                                         -------------     ------------        -----------    -------------
                                                         $ 220,520,560     $  4,394,294        $        --    $ 224,914,854
                                                         =============     ============        ===========    =============


 See notes to pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 1998

                                                           HISTORICAL             HISTORICAL         PRO FORMA
                                                            ALKERMES                 AIR              COMBINED
                                                         --------------------------------------------------------
Revenues:
  Research and development revenue under
    collaborative arrangements                             $ 28,417,706        $  1,039,167        $ 29,456,873
  Interest and other income                                   7,558,282               6,859           7,565,141
                                                         --------------------------------------------------------
                                                             35,975,988           1,046,026          37,022,014
                                                         --------------------------------------------------------

Expenses:
  Research and development                                   32,426,631           2,377,754          34,804,385
  General and administrative                                  8,598,231           1,446,318          10,044,549
  Noncash compensation and consulting expense                    92,718          13,115,175          13,207,893
  Interest expense                                            1,532,336              14,995           1,547,331
  Purchase of in-process research and development             3,221,253                  --           3,221,253
                                                         --------------------------------------------------------
                                                             45,871,169          16,954,242          62,825,411
                                                         --------------------------------------------------------

Net Loss                                                     (9,895,181)        (15,908,216)        (25,803,397)


Preferred stock dividends                                    (5,585,550)                 --          (5,585,550)

                                                         --------------------------------------------------------
Net loss attributable to common shareholders               $(15,480,731)       $(15,908,216)       $(31,388,947)
                                                         ========================================================

Basic and diluted loss per common share                    $      (0.73)       $      (7.34)       $      (1.28)
                                                         ========================================================

Weighted average number of common shares outstanding         21,120,494           2,166,194          24,610,918
                                                         ========================================================




See notes to pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 1997 FOR ALKERMES
AND FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION)
THROUGH DECEMBER 31, 1997 FOR AIR



                                                            HISTORICAL            HISTORICAL         PRO FORMA
                                                             ALKERMES                AIR              COMBINED
                                                            ---------------------------------------------------
Revenues:
  Research and development revenue under
    collaborative arrangements                             $ 18,550,227        $         --        $ 18,550,227
  Interest and other income                                   3,619,436               1,304           3,620,740
                                                           ----------------------------------------------------
                                                             22,169,663               1,304          22,170,967
                                                           ----------------------------------------------------

Expenses:
  Research and development                                   22,857,229             224,622          23,081,851
  General and administrative                                  6,011,307              61,017           6,072,324
  Noncash compensation and consulting expense                    55,047             587,013             642,060
  Interest expense                                            1,242,106                  --           1,242,106
                                                           ----------------------------------------------------
                                                             30,165,689             872,652          31,038,341
                                                           ----------------------------------------------------

Net Loss                                                   $ (7,996,026)       $   (871,348)       $ (8,867,374)
                                                           ====================================================


Basic and diluted loss per common share                    $      (0.38)       $      (0.64)       $      (0.39)
                                                           ====================================================

Weighted average number of common shares outstanding         20,792,230           1,361,709          22,639,446
                                                           ====================================================


See notes to pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 1998 FOR ALKERMES AND FOR THE PERIOD FROM MAY 7, 1997 (DATE OF INCORPORATION) THROUGH MARCH 31, 1998 FOR AIR AND FOR THE YEARS ENDED MARCH 31, 1997 AND 1996

                                                                                                  MARCH 31, 1998
                                                             HISTORICAL           HISTORICAL         PRO FORMA
                                                              ALKERMES               AIR             COMBINED
                                                           -----------------------------------------------------------
Revenues:
  Research and development revenue under
    collaborative arrangements                             $ 25,547,558        $     37,500        $ 25,585,058
  Research and development revenue under
    collaborative arrangements with related party                    --                  --                  --
  Interest and other income                                   5,779,090               2,421           5,781,511
                                                           ------------        ------------        ------------
                                                             31,326,648              39,921          31,366,569
                                                           ------------        ------------        ------------

Expenses:
  Research and development                                   31,339,121             422,420          31,761,541
  General and administrative                                  8,049,944             324,987           8,374,931
  Noncash compensation and consulting expense                    83,816           2,099,557           2,183,373
  Interest expense                                            1,624,898               4,027           1,628,925
  Purchase of in-process research and development                    --                  --                  --
                                                           ------------        ------------        ------------
                                                             41,097,779           2,850,991          43,948,770
                                                           ------------        ------------        ------------
Net Loss                                                   $ (9,771,131)       $ (2,811,070)       $(12,582,201)
                                                           ============        ============        ============



Basic and diluted loss per common share                    $      (0.47)       $      (1.80)       $      (0.55)
                                                           ============        ============        ============

Weighted average number of common shares outstanding         20,834,085           1,564,946          23,018,876
                                                           ============        ============        ============


                                                           MARCH 31, 1997      MARCH 31, 1996
                                                             PRO FORMA            PRO FORMA
                                                             COMBINED (1)        COMBINED (1)
                                                           ----------------------------------
Revenues:
  Research and development revenue under
    collaborative arrangements                              $ 15,968,317        $  2,848,510
  Research and development revenue under
    collaborative arrangements with related party              1,415,313          11,182,741
  Interest and other income                                    2,443,317           1,887,275
                                                            ------------        ------------
                                                              19,826,947          15,918,526
                                                            ------------        ------------

Expenses:
  Research and development                                    29,553,988          21,586,316
  General and administrative                                   7,516,531           6,106,334
  Noncash compensation and consulting expense                    173,094             179,366
  Interest expense                                             1,381,152           1,043,594
  Purchase of in-process research and development                     --             750,000
                                                            ------------        ------------
                                                              38,624,765          29,665,610
                                                            ------------        ------------
Net Loss                                                    $(18,797,818)       $(13,747,084)
                                                            ============        ============


Basic and diluted loss per common share                     $      (1.03)       $      (0.93)
                                                            ============        ============

Weighted average number of common shares outstanding          18,288,334          14,774,584
                                                            ============        ============

(1) The pro forma combined information for 1997 and 1996 is the same as Alkermes' information for the related periods because AIR was not incorporated until May 7, 1997.

See Notes to pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.  Historical Presentation

The foregoing unaudited pro forma condensed combined financial statements are derived from, and should be read in conjunction with, the financial statements, including the notes thereto, of Alkermes which are included in Alkermes' Annual Report on Form 10-K for the year ended March 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998 and AIR for the period ended March 31, 1998 and the unaudited financial statements for the nine months ended December 31, 1998, which are included herein. Certain reclassifications have been made in 1996 and 1997 to conform to the presentation used in 1998. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. They are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated in accordance with the assumptions set forth in these notes, nor are they necessarily indicative of the future operating results or financial position.

2.  Pro Forma Combined Loss Per Share

Under the merger agreement, each outstanding share of AIR common stock was converted into 1.1829754 shares of Alkermes common stock. This exchange ratio was used in computing share and per share amounts in the accompanying unaudited pro forma condensed combined financial statements.

3.  Merger Costs

The pro forma condensed combined balance sheet at December 31, 1998 reflects an adjustment of $1.3 million for direct merger related transaction costs, primarily consisting of professional and registration fees. These costs have been excluded from the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 1998 due to their nonrecurring nature.

                                   SIGNATURES



              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




Dated: May 12, 1999             ALKERMES, INC.


                                By: /s/ James M. Frates
                                    --------------------------------------
                                    Name:  James M. Frates
                                    Title: Vice President, Chief Financial
                                           Officer and Treasurer

                                  EXHIBIT INDEX

Exhibit No.                Exhibits


23.1                       Consent of Deloitte & Touche LLP.


                                       5